Exhibit 99.1
Bright Horizons Family Solutions Reports Second Quarter of 2018 Financial Results
WATERTOWN, MA - (Business Wire - August 2, 2018) - Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life, today announced financial results for the second quarter of 2018 and updated certain financial guidance for the full year 2018.
Second Quarter 2018 Highlights (compared to second quarter 2017):

•	Revenue increased 10% to $490 million

•	Income from operations increased 14% to $65 million

•	Net income increased 22% to $40 million and diluted earnings per common share increased 26% to $0.68
Non-GAAP measures

•	Adjusted income from operations* increased 13% to $66 million

•	Adjusted EBITDA* increased 10% to $95 million

•	Adjusted net income* increased 14% to $51 million and diluted adjusted earnings per common share* increased 18% to $0.87
“We are pleased to report strong financial results for the second quarter of 2018,” said Stephen Kramer, Chief Executive Officer.  “As we continue to provide our employer clients and the working families that we serve with the high quality, critical supports they need to maximize their productivity, our results continue to reflect positive momentum across our entire suite of solutions. These results are powered by our people and our culture,” Kramer continued. “I am proud that we continue to make important investments in our people, most recently by adding the Bright Horizons Early Education Degree Achievement Plan - a market-leading program for early childhood educators to earn their college degree with no financial barriers.”
Second Quarter 2018 Results
Revenue increased $44.2 million, or 10%, in the second quarter of 2018 from the second quarter of 2017 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of our back-up dependent care and educational advisory services.
Income from operations was $64.6 million for the second quarter of 2018, an increase from $56.8 million in the same 2017 period. Increases in revenue and gross profit reflect contributions from enrollment gains in mature and ramping centers, new child care centers, back-up dependent care and educational advisory clients that have increased utilization levels or been added since the second quarter of 2017, and strong cost management. These gains were partially offset by investments in marketing and technology to support our customer user experience, service delivery and operating efficiency, and costs incurred during the pre-opening and ramp-up phase of newer lease/consortium centers. Net income was $40.4 million for the second quarter of 2018 compared to net income of $33.0 million in the same 2017 period, an increase of $7.4 million, or 22%, attributable to the expanded income from operations and a lower effective tax rate primarily due to the decrease in the federal corporate tax rate promulgated by the U.S. Tax Cuts and Jobs Act in December 2017. Diluted earnings per common share was $0.68 for the second quarter of 2018 compared to $0.54 in the same 2017 period.
In the second quarter of 2018, adjusted EBITDA increased $8.9 million, or 10%, to $95.4 million, and adjusted income from operations increased $7.5 million, or 13%, to $66.2 million, from the second quarter of 2017 due primarily to the expanded gross profit. Adjusted net income increased by $6.4 million, or 14%, to $50.9 million on the expanded income from operations and a lower effective tax rate. Diluted adjusted earnings per common share was $0.87 compared to $0.74 in the second quarter of 2017.
As of June 30, 2018, the Company operated 1,065 child care and early education centers with the capacity to serve 118,000 children and their families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock-based compensation expense, and transaction costs. Adjusted income from operations represents income from operations before transaction costs. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, transaction costs and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
Balance Sheet and Cash Flow
For the six months ended June 30, 2018, the Company generated approximately $188.7 million of cash flows from operations compared to $167.6 million for the same 2017 period and invested $89.8 million in fixed assets and acquisitions compared to $59.2 million in the same 2017 period. Net cash used in financing activities totaled $99.8 million in the six months ended June 30, 2018 compared to $89.9 million for the same 2017 period, and the Company reported a net reduction in cash and cash equivalents of $0.3 million to $22.9 million as of June 30, 2018.
2018 Outlook
As described below, the Company is updating certain financial guidance. For the full year 2018, the Company currently expects:

•	Revenue growth in 2018 in the range of 8-10%

•	Net income in the range of $150 million to $152 million and diluted earnings per common share in the range of $2.53 to $2.55

•	Adjusted net income in the range of $184 million to $186 million and diluted adjusted earnings per common share in the range of $3.13 to $3.16

•	Diluted weighted average shares of approximately 59 million shares
For a reconciliation of the non-GAAP measures to their most directly comparable GAAP measure, refer to the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer.  Replays of the entire call will be available through August 23, 2018 at 1-844-512-2921 or, for international callers, 1-412-317-6671, conference ID #13678191. The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company’s web site, www.brighthorizons.com.

Forward-Looking Statements
This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth plan, strategies, our service offerings, our clients, estimated effective tax rate, estimates and impact of recently enacted tax legislation and excess tax benefits, our investments in education, and our 2018 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; the impact of recently enacted tax legislation; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed February 28, 2018, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
Presentation of Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers.  Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of intangible assets, expenses related to the completion of secondary offerings and debt financing transactions, and expenses associated with completed acquisitions as well as tax effects associated with these items. These adjustments to net income and diluted earnings per common share in future periods are generally expected to be similar to the types of charges and costs excluded from adjusted net income and diluted adjusted earnings per common share in prior quarters, although we can provide no assurance as to the timing or magnitude of any such adjustments. The exclusion of these charges and costs in future periods will have an impact on the Company’s adjusted net income and diluted adjusted earnings per common share.
About Bright Horizons Family Solutions Inc.
Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life. The Company provides full service center-based child care, back-up dependent care and educational advisory services to more than 1,100 clients across the United States, the United Kingdom, the Netherlands, Canada and India, including more than 150 Fortune 500 companies and more than 80 of Working Mother magazine’s 2017 “100 Best Companies for Working Mothers.”  Bright Horizons has been recognized 17 times as one of Fortune magazine’s “100 Best Companies to Work For” and is one of the U.K. and Netherlands’ Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company’s web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125
Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233
Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Three Months Ended June 30,
	2018	%	2017	%
Revenue	$489,699	100.0%	$445,546	100.0%
Cost of services	363,662	74.3%	331,205	74.3%
Gross profit	126,037	25.7%	114,341	25.7%
Selling, general and administrative expenses	53,137	10.9%	48,869	11.0%
Amortization of intangible assets	8,276	1.6%	8,666	2.0%
Income from operations	64,624	13.2%	56,806	12.7%
Interest expense—net	(12,161)	(2.5)%	(10,654)	(2.4)%
Income before income tax	52,463	10.7%	46,152	10.3%
Income tax expense	(12,037)	(2.4)%	(13,112)	(2.9)%
Net income	$40,426	8.3%	$33,040	7.4%

Earnings per common share:
Common stock—basic	$0.70		$0.56
Common stock—diluted	$0.68		$0.54

Weighted average number of common shares outstanding:
Common stock—basic	57,613,596		59,053,200
Common stock—diluted	58,761,229		60,379,657

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Six Months Ended June 30,
	2018	%	2017	%
Revenue	$953,356	100.0%	$867,710	100.0%
Cost of services	713,775	74.9%	648,435	74.7%
Gross profit	239,581	25.1%	219,275	25.3%
Selling, general and administrative expenses	103,349	10.8%	95,015	11.0%
Amortization of intangible assets	16,324	1.7%	16,050	1.8%
Income from operations	119,908	12.6%	108,210	12.5%
Interest expense—net	(23,664)	(2.5)%	(21,428)	(2.5)%
Income before income tax	96,244	10.1%	86,782	10.0%
Income tax expense	(18,520)	(1.9)%	(12,368)	(1.4)%
Net income	$77,724	8.2%	$74,414	8.6%

Earnings per common share:
Common stock—basic	$1.33		$1.25
Common stock—diluted	$1.31		$1.22

Weighted average number of common shares outstanding:
Common stock—basic	57,902,208		59,154,153
Common stock—diluted	59,104,631		60,641,468

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$22,912	$23,227
Accounts receivable—net	90,975	117,138
Prepaid expenses and other current assets	46,370	52,096
Total current assets	160,257	192,461
Fixed assets—net	583,249	575,185
Goodwill	1,342,158	1,306,792
Other intangibles—net	337,993	348,540
Other assets	58,097	45,666
Total assets	$2,481,754	$2,468,644
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$10,750	$10,750
Borrowings under revolving credit facility	112,300	127,100
Accounts payable and accrued expenses	146,176	132,897
Deferred revenue and other current liabilities	199,998	189,908
Total current liabilities	469,224	460,655
Long-term debt—net	1,041,280	1,046,011
Deferred income taxes	75,588	74,069
Other long-term liabilities	146,640	138,849
Total liabilities	1,732,732	1,719,584
Total stockholders’ equity	749,022	749,060
Total liabilities and stockholders’ equity	$2,481,754	$2,468,644

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$77,724	$74,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,933	46,604
Stock-based compensation expense	6,589	5,514
Deferred income taxes	(2,347)	4,192
Other non-cash adjustments—net	1,754	4,140
Changes in assets and liabilities	55,044	32,733
Net cash provided by operating activities	188,697	167,597
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets—net	(39,155)	(42,195)
Payments and settlements for acquisitions—net of cash acquired	(50,624)	(17,026)
Net cash used in investing activities	(89,779)	(59,221)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit facility—net	(14,800)	(9,000)
Principal payments of long-term debt	(5,375)	(2,688)
Payments for debt issuance costs	(292)	(1,314)
Purchase of treasury stock	(85,725)	(73,223)
Taxes paid related to the net share settlement of stock options and restricted stock	(7,074)	(23,309)
Proceeds from issuance of common stock upon exercise of options	11,661	15,351
Proceeds from issuance of restricted stock	4,457	4,305
Payments of contingent consideration for acquisitions	(2,615)	—
Net cash used in financing activities	(99,763)	(89,878)
Effect of exchange rates on cash and cash equivalents	530	1,206
Net (decrease) increase in cash and cash equivalents	(315)	19,704
Cash and cash equivalents—beginning of period	23,227	14,633
Cash and cash equivalents—end of period	$22,912	$34,337

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based child care	Back-up dependent care	Educational advisory services	Total
Three Months Ended June 30, 2018
Revenue	$414,121	$58,822	$16,756	$489,699
Income from operations	44,940	16,141	3,543	64,624
Adjusted income from operations (1)	46,527	16,141	3,543	66,211

Three Months Ended June 30, 2017
Revenue	$378,058	$53,678	$13,810	$445,546
Income from operations	39,754	14,247	2,805	56,806
Adjusted income from operations (2)	41,699	14,247	2,805	58,751

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the May 2018 amendment to the credit agreement and completed acquisitions, which have been allocated to the full service center-based child care segment.

(2)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the May 2017 amendment to the credit agreement and secondary offering, which have been allocated to the full service center-based child care segment.

	Full service center-based child care	Back-up dependent care	Educational advisory services	Total
Six Months Ended June 30, 2018
Revenue	$806,746	$113,501	$33,109	$953,356
Income from operations	81,851	30,266	7,791	119,908
Adjusted income from operations (1)	83,766	30,266	7,791	121,823

Six Months Ended June 30, 2017
Revenue	$736,817	$104,086	$26,807	$867,710
Income from operations	75,179	27,908	5,123	108,210
Adjusted income from operations (2)	77,124	27,908	5,123	110,155

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the May 2018 amendment to the credit agreement, the March 2018 secondary offering, and completed acquisitions, which have been allocated to the full service center-based child care segment.

(2)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the May 2017 amendment to the credit agreement and secondary offering, which have been allocated to the full service center-based child care segment.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$40,426	$33,040	$77,724	$74,414
Interest expense—net	12,161	10,654	23,664	21,428
Income tax expense	12,037	13,112	18,520	12,368
Depreciation	16,974	14,524	33,609	30,554
Amortization of intangible assets (a)	8,276	8,666	16,324	16,050
EBITDA	89,874	79,996	169,841	154,814
Additional Adjustments:
Deferred rent (b)	218	1,430	226	2,583
Stock-based compensation expense (c)	3,698	3,137	6,589	5,514
Transaction costs (d)	1,587	1,945	1,915	1,945
Total adjustments	5,503	6,512	8,730	10,042
Adjusted EBITDA	$95,377	$86,508	$178,571	$164,856

Income from operations	$64,624	$56,806	$119,908	$108,210
Transaction costs (d)	1,587	1,945	1,915	1,945
Adjusted income from operations	$66,211	$58,751	$121,823	$110,155

Net income	$40,426	$33,040	$77,724	$74,414
Income tax expense	12,037	13,112	18,520	12,368
Income before income tax	52,463	46,152	96,244	86,782
Stock-based compensation expense (c)	3,698	3,137	6,589	5,514
Amortization of intangible assets (a)	8,276	8,666	16,324	16,050
Transaction costs (d)	1,587	1,945	1,915	1,945
Adjusted income before income tax	66,024	59,900	121,072	110,291
Adjusted income tax expense (e)	(15,119)	(15,403)	(27,587)	(28,890)
Adjusted net income	$50,905	$44,497	$93,485	$81,401

Weighted average number of common shares—diluted	58,761,229	60,379,657	59,104,631	60,641,468
Diluted adjusted earnings per common share	$0.87	$0.74	$1.58	$1.34

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Forward Guidance (h)
	Three Months Ended September 30, 2018		Year Ended December 31, 2018
	Low	High	Low	High
Net income	$32,500	$33,300	$150,000	$151,500
Net income allocated to unvested participating shares	(200)	(200)	(800)	(800)
Income tax expense (f)	10,200	10,500	41,200	41,750
Income before income tax	42,500	43,600	190,400	192,450
Stock-based compensation expense (c)	3,900	4,000	14,250	14,500
Amortization of intangible assets (a)	8,100	8,100	32,250	32,250
Transaction costs (d)	—	—	1,900	1,900
Adjusted income before income tax	54,500	55,700	238,800	241,100
Tax impact on adjusted income before income tax (g)	(12,300)	(12,700)	(54,400)	(55,000)
Adjusted net income attributable to common stockholders	$42,200	$43,000	$184,400	$186,100

Per common share information:
Diluted earnings per common share	$0.55	$0.56	$2.53	$2.55
Income tax expense (f)	0.17	0.18	0.70	0.71
Income before income tax	0.72	0.74	3.23	3.26
Stock-based compensation expense (c)	0.07	0.07	0.24	0.25
Amortization of intangible assets (a)	0.14	0.14	0.55	0.55
Transaction costs (d)	—	—	0.03	0.03
Tax impact on adjusted income before income tax (g)	(0.21)	(0.22)	(0.92)	(0.93)
Diluted adjusted earnings per common share	$0.72	$0.73	$3.13	$3.16

(a)
Represents amortization of intangible assets, including approximately $4.7 million in each quarter of 2018 and 2017, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent expense in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(d)	Represents transaction costs incurred in connection with the May 2017 and May 2018 amendments to the credit agreement, the May 2017 and March 2018 secondary offerings, and completed acquisitions.

(e)
Represents income tax expense calculated on adjusted income before income tax at an effective tax rate of approximately 23% and 26% for 2018 and 2017, respectively. The tax rate for 2018 represents a tax rate of approximately 27-28% applied to the expected adjusted income before tax for the full year, less the estimated effect of additional excess tax benefits related to equity transactions for the full year 2018, which the Company estimates will be in the range of $10.5 million to $12.5 million. However, the timing, volume and tax benefits associated with such future equity activity will affect these estimates and the estimated effective tax rate for the year.

(f)
Represents estimated income tax expense using an effective tax rate of approximately 22% for the year ended December 31, 2018, based on projected consolidated income before income tax and including the estimated impact of excess tax benefits related to equity transactions, which the Company estimates in the range of $10.5 million to $12.5 million for the full year in 2018. However, the timing, volume and tax benefits associated with such future equity activity will affect these estimates and the estimated effective tax rate for the year. In addition, the impact of the U.S. Tax Cuts and Jobs Act may differ from these estimates due to, among other things, changes in interpretations, analysis and assumptions made by the Company, additional guidance that may be issued, and tax planning the Company may undertake.

(g)	Represents estimated tax on adjusted income before income tax using an effective tax rate of approximately 23%.

(h)	Forward guidance amounts are estimated based on a number of assumptions and actual results could differ materially from the estimates provided herein.